                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


                        Date Of Report: August 23, 1995

                           ALL-COMM MEDIA CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)


          Nevada                        0-16730                    88-0085608
-------------------------------   ---------------------   ----------------------------
(State or other jurisdiction of   (Commission File No.)   (IRS Employer Identification
       corporation)                                                   No.)


   400 Corporate Pointe, Suite 780
         Culver City, CA                                      90230
----------------------------------------                    ----------
(Address of Principal  Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code: 310-342-2800


                               SPORTS-TECH, INC.
                               -----------------
                                 (Former name)
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Item 5. Other Events

At a special meeting held on August 22, 1995, the shareholders approved the changing of the corporate name from Sports-Tech, Inc. to All-Comm Media Corporation and the changing of the Company's trading symbol on the NASDAQ SMALL-CAP Stock Market to ALCM.

Also, the Company's Board of Directors approved a one for four reverse stock split of the Company's authorized and issued common stock effective August 22, 1995. Current shares of common stock outstanding total 12,195,170. After the reverse split the number of outstanding shares will total approximately 3,050,000. Fractional shares will be rounded up to whole shares. The Board also approved reducing the number of authorized shares of common stock to 6,250,000 with a par value of $.01 per share from the 25,000,000 common shares previously authorized. New share certificates will be issued to shareholders of record as of August 22, 1995.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         SPORTS-TECH, INC.




Date:  August 23, 1995                   By: /s/ Martin S. McDermut
                                             ----------------------
                                         Name:  Martin S. McDermut
                                         Title: Vice President and
                                                Chief Financial Officer